Exhibit 99

CBS CORPORATION ANNOUNCES THIRD QUARTER 2006 RESULTS

CBS Corporation (NYSE: CBS.A and CBS) announced on November 2, 2006 results for the third quarter ended September 30, 2006, posting strong growth in net earnings from continuing operations, diluted earnings per share and free cash flow.

Revenues of $3.4 billion for the third quarter of 2006 were up slightly from the same quarter last year, as growth at Outdoor and Publishing was offset by a decline at Radio, the shutdown of UPN and lower home entertainment revenues due to the switch from self-distribution in 2005 to third party distribution in 2006.

Operating income before depreciation and amortization (“OIBDA”) for the third quarter of 2006 increased 3% to $755.9 million and operating income increased 4% to $646.4 million from the same prior-year period reflecting increases at Television and Outdoor.  Excluding the impact of stock-based compensation and adjusted for the 2005 separation from Viacom Inc., OIBDA and operating income increased 6% and 7%, respectively.  Stock-based compensation expense for the third quarter of 2006 was $20.9 million versus $4.9 million for the same quarter in 2005.

Net earnings from continuing operations for the third quarter of 2006 increased 26% to $323.6 million from $256.9 million, and diluted earnings per share from continuing operations was up 27% to $.42, compared with $.33 for the same prior-year period, due to higher operating results and interest income, lower interest expense and a lower effective income tax rate.   Discontinued operations for the third quarter reflected a net loss of $6.7 million, or $.01 per diluted share, compared with net earnings of $451.6 million, or $.57 per diluted share, in the third quarter of 2005.  Net earnings from discontinued operations in 2005 reflected the operating results of Viacom Inc. prior to its separation from the Company and Paramount Parks, which was sold in June 2006.  Net earnings were $316.9 million, or $.41 per diluted share, compared with $708.5 million, or $.90 per diluted share for the third quarter of 2005.

Third quarter free cash flow was $431.8 million, up 65% from $261.3 million for the same prior-year period, reflecting higher operating results and interest income, and lower interest expense and income tax payments.

For the nine months ended September 30, 2006, revenues of $10.4 billion increased 1% from the same prior-year period, as growth at Outdoor, Television and Publishing was partially offset by a decline at Radio.  OIBDA of $2.3 billion and operating income of $1.9 billion decreased 1% and 2%, respectively, compared to the first nine months of 2005.  Results for the first nine months of 2006 reflected $24.0 million of expenses related to the UPN shutdown as well as the impact of stock-based compensation expense of $51.7 million versus $13.1 million for the nine months ended September 30, 2005.  Excluding the impact of stock-based compensation and the UPN shutdown expenses and adjusted for the 2005 separation from Viacom Inc., both OIBDA and operating income for the first nine months of 2006 increased 2%.

For the first nine months of 2006, net earnings from continuing operations increased 20% to $1.0 billion from $871.4 million, with diluted earnings per share from continuing operations up 26% to $1.36, compared with $1.08 for the same prior-year period, reflecting higher interest income, lower interest expense and tax benefits of $132.9 million from the settlement of certain income tax audits.  Net earnings from discontinued operations of $277.6 million, or $.36 per diluted share, decreased from $1.2 billion, or $1.46 per diluted share, for the same prior-year period.  Net earnings from discontinued operations during the first nine months of 2006 principally reflected the gain on the sale of Paramount Parks.  Net earnings from discontinued operations during the first nine months of 2005 primarily reflected the operating results of Paramount Parks as well as Viacom Inc. prior to its separation from the Company.  Net earnings were $1.3 billion, or $1.72 per diluted share, versus $2.0 billion, or $2.55 per diluted share, for the first nine months of 2005.  For the nine months ended September 30, 2006, free cash flow was $1.6 billion, up 18% from $1.4 billion for the same prior-year period.

Consolidated and Segment Results

The tables below present the Company’s revenues, OIBDA and operating income for the three and nine months ended September 30, 2006 and 2005 (dollars in millions).  Reconciliations of all non-GAAP and adjusted measures to reported results have been included at the end of this document.

	Three Months Ended September 30,		Better/	Nine Months Ended September 30,		Better/
Revenues	2006	2005	(Worse)%	2006	2005	(Worse)%
Television	$2,150.6	$2,154.9	—%	$6,926.1	$6,834.2	1%
Radio	508.1	542.0	(6)	1,461.7	1,571.3	(7)
Outdoor	536.2	493.5	9	1,522.8	1,421.9	7
Publishing	197.4	193.2	2	554.5	526.6	5
Eliminations	(13.5)	(11.7)	(15)	(27.8)	(29.9)	7
Total Revenues	$3,378.8	$3,371.9	—%	$10,437.3	$10,324.1	1%

	Three Months Ended September 30,		Better/	Nine Months Ended September 30,		Better/
OIBDA	2006	2005	(Worse)%	2006	2005	(Worse)%
Television	$457.1	$421.0	9%	$1,416.2	$1,380.5	3%
Radio	210.2	232.6	(10)	608.7	710.3	(14)
Outdoor	142.1	118.2	20	401.2	322.4	24
Publishing	22.7	25.3	(10)	39.1	38.5	2
Corporate	(41.3)	(36.3)	(14)	(108.7)	(82.0)	(33)
Residual costs	(34.9)	(29.7)	(18)	(105.5)	(89.0)	(19)
Total OIBDA	$755.9	$731.1	3%	$2,251.0	$2,280.7	(1)%

	Three Months Ended September 30,		Better/	Nine Months Ended September 30,		Better/
Operating Income	2006	2005	(Worse)%	2006	2005	(Worse)%
Television	$414.4	$376.0	10%	$1,289.1	$1,251.7	3%
Radio	201.7	225.2	(10)	583.9	687.6	(15)
Outdoor	88.5	65.9	34	240.9	164.1	47
Publishing	20.3	23.3	(13)	32.2	32.1	—
Corporate	(43.6)	(38.5)	(13)	(115.7)	(89.5)	(29)
Residual costs	(34.9)	(29.7)	(18)	(105.5)	(89.0)	(19)
Total Operating Income	$646.4	$622.2	4%	$1,924.9	$1,957.0	(2)%

Television (CBS Television Network and Stations, CBS Paramount Network Television, CBS Television Distribution Group, Showtime Networks Inc. and CSTV Networks, Inc.)

For the quarter, Television revenues of $2.2 billion decreased slightly from the prior year as growth in television license fee revenues and affiliate fees was more than offset by lower advertising and home entertainment revenues.  Television license fees increased 7% principally due to the domestic syndication sale of CSI: Miami and higher foreign syndication revenues.  Affiliate fees increased 6% due to rate increases and subscriber growth at Showtime and the inclusion of CSTV Networks since its acquisition in January 2006.  Advertising revenues decreased 3% primarily due to the shutdown of UPN in September of 2006 and the absence of the Primetime Emmy telecast in 2006, partially offset by strong political advertising sales at the television stations.  Home entertainment revenues decreased 35% principally due to the switch from self-distribution in 2005 to third party distribution in 2006.  Television OIBDA increased 9% to $457.1 million and operating income increased 10% to $414.4 million reflecting lower programming expenses at the broadcast networks and the absence of $18.9 million of impairment charges recorded in 2005 for station sales, partially offset by lower profits from the mix of available titles for syndication.  Television results included stock-based compensation of $10.1 million in the third quarter of 2006 versus $2.1 million for the comparable prior-year period.

The CW, a 50/50% joint venture with Warner Brothers Entertainment, was launched in September 2006 and has been accounted for as an equity investment in the third quarter of 2006.

Radio (CBS Radio)

For the quarter, Radio revenues decreased 6% to $508.1 million from $542.0 million, reflecting the impact of programming changes at 27 owned radio stations, coupled with weakness in the radio advertising market.  OIBDA and operating income both decreased 10% to $210.2 million and $201.7 million, respectively.  The decreases in OIBDA and operating income were driven by the revenue decline as well as higher compensation expense, including stock-based compensation and severance costs relating to the elimination of more than 100 staff positions in the beginning of the third quarter of 2006. These decreases were partially offset by an $11.6 million gain on the sale of a building recognized in the third quarter of 2006 and lower sports programming expenses.  Radio results included stock-based compensation of $3.8 million and $.7 million for the third quarter of 2006 and 2005, respectively.

In May 2006, the Company announced its intention to explore the divestiture of radio stations in ten of its smaller markets.  To date, the Company has reached agreements to sell the 29 radio stations in eight of these ten markets for a total of $570 million.

Outdoor (CBS Outdoor)

For the quarter, Outdoor revenues increased 9% to $536.2 million from $493.5 million primarily reflecting a 9% increase in North America and a 6% increase in Europe.  North America delivered 9% growth in U.S. revenues, including a 13% increase in the U.S. billboards business, 6% growth in Canada and 7% growth in Mexico.  European results were driven by the U.K., which reported a 16% increase in revenues.  Canada and Europe benefited from favorable foreign exchange rates in the third quarter of 2006.  In constant dollars, Outdoor revenues increased 7%, with Canada down 1% and Europe up 1% from the same quarter of 2005.  OIBDA increased 20% to $142.1 million and operating income increased 34% to $88.5 million reflecting the higher revenues noted above, partially offset by higher billboard and transit lease costs and the unfavorable impact of foreign exchange on expenses.  OIBDA in the third quarter of 2005 was reduced by approximately $12 million from the impact of hurricanes Katrina and Rita.  Outdoor results included stock-based compensation of $1.1 million and $.1 million for the third quarter of 2006 and 2005, respectively.

Publishing (Simon & Schuster)

For the quarter, Publishing revenues increased 2% to $197.4 million from $193.2 million, reflecting higher sales and distribution fees. OIBDA decreased 10% to $22.7 million from $25.3 million, and operating income decreased 13% to $20.3 million from $23.3 million, as the revenue increase was more than offset by an increase of $6.0 million to the allowance for doubtful accounts.  Top-selling titles in the third quarter of 2006 included State of Denial by Bob Woodward and Ricochet by Sandra Brown.  Publishing results included stock-based compensation of $.5 million and $.1 million for the third quarter of 2006 and 2005, respectively.

Corporate

Corporate expenses, excluding depreciation expense, increased to $41.3 million from $36.3 million primarily due to higher stock-based compensation in 2006 and higher costs associated with operating as a stand-alone entity beginning in 2006.  Corporate expenses included stock-based compensation of $5.4 million and $1.9 million for the third quarter of 2006 and 2005, respectively.

Residual Costs

Residual costs primarily include pension and postretirement benefit costs for benefit plans retained by the Company for previously divested businesses.  For the quarter, residual costs increased to $34.9 million from $29.7 million in the same prior-year period.  This increase was due primarily to the recognition of higher actuarial losses which resulted from a change in the mortality rate assumption and lower than expected performance of plan assets in 2005.

Interest Expense

Interest expense decreased to $140.1 million in the third quarter of 2006 from $173.7 million for the same prior-year period as a result of lower debt balances in 2006.

Interest Income

For the third quarter of 2006, interest income of $41.4 million increased from $5.4 million in the same prior-year period, primarily resulting from an increase in cash and cash equivalents.

Other Items, Net

Other items, net decreased to a net loss of $9.2 million in the third quarter of 2006 from a net gain of $9.4 million for the same prior-year period, primarily reflecting fluctuations in foreign exchange rates.  For the nine months ended September 30, 2006, other items, net decreased to a net loss of $27.3 million from a net gain of $31.0 million, primarily due to the 2005 gain of $64.6 million on the sale of the Company’s investment in Marketwatch.com, Inc.

Provision for Income Taxes

For the third quarter of 2006, the Company’s effective income tax rate decreased to 38.7% from 45.5% in the third quarter of 2005, primarily reflecting lower foreign taxes and a tax benefit from the settlement of certain income tax audits.  For the nine months ended September 30, 2006, the Company’s effective income tax rate of 31.7% decreased from 41.8% for the same prior-year period, primarily reflecting tax benefits of $132.9 million from the settlement of certain income tax audits.

Discontinued Operations

Net earnings (loss) from discontinued operations for the three and nine months ended September 30, 2006 included losses on dispositions related to the Company’s aircraft leases and for the nine months ended, also included the operating results and gain on the sale of Paramount Parks.  The sale of Paramount Parks was completed on June 30, 2006.  Net earnings from discontinued operations for the three and nine months ended September 30, 2005 included the operating results of Paramount Parks as well as Viacom Inc. prior to its separation from the Company.

Other Matters

On August 14, 2006, the Company’s Board of Directors declared a quarterly cash dividend of $.20 per share to stockholders of record at the close of business on August 31, 2006, and approximately $153 million was paid to these stockholders on October 1, 2006.

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime and CSTV Networks), local television (CBS Television Stations), television production and syndication (CBS Paramount Network Television and CBS Television Distribution Group), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), digital media (CBS Digital Media Group and CSTV Networks) and consumer products (CBS Consumer Products). For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This information contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; whether the Company will achieve results anticipated by the separation; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s Form 10-K for the period ended December  31, 2005.  The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenues	$3,378.8	$3,371.9	$10,437.3	$10,324.1

Operating income	646.4	622.2	1,924.9	1,957.0

Interest expense	(140.1)	(173.7)	(425.2)	(524.6)
Interest income	41.4	5.4	72.5	11.6
Loss on early extinguishment of debt	—	—	(6.0)	—
Other items, net	(9.2)	9.4	(27.3)	31.0
Earnings before income taxes	538.5	463.3	1,538.9	1,475.0

Provision for income taxes	(208.4)	(210.9)	(487.6)	(616.6)
Equity in earnings (loss) of affiliated companies, net of tax	(6.1)	4.6	(3.1)	13.3
Minority interest, net of tax	(.4)	(.1)	(.3)	(.3)
Net earnings from continuing operations	323.6	256.9	1,047.9	871.4

Net earnings (loss) from discontinued operations	(6.7)	451.6	277.6	1,175.9
Net earnings	$316.9	$708.5	$1,325.5	$2,047.3

Basic earnings per common share:
Net earnings from continuing operations	$.42	$.33	$1.37	$1.09
Net earnings (loss) from discontinued operations	$(.01)	$.58	$.36	$1.47
Net earnings	$.41	$.90	$1.73	$2.56

Diluted earnings per common share:
Net earnings from continuing operations	$.42	$.33	$1.36	$1.08
Net earnings (loss) from discontinued operations	$(.01)	$.57	$.36	$1.46
Net earnings	$.41	$.90	$1.72	$2.55

Weighted average number of common shares outstanding:
Basic	766.0	785.1	764.5	799.2
Diluted	774.2	789.0	770.2	803.6

Dividends per common share	$.20	$.14	$.54	$.42

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited; Dollars in millions)

	At September 30, 2006	At December 31, 2005

Assets
Cash and cash equivalents	$3,176.6	$1,655.3
Receivables, net	2,582.2	2,726.1
Programming and other inventory	838.2	970.0
Prepaid expenses and other current assets	1,275.5	1,444.1
Total current assets	7,872.5	6,795.5
Property and equipment	4,172.6	4,016.9
Less accumulated depreciation and amortization	1,467.6	1,280.5
Net property and equipment	2,705.0	2,736.4
Programming and other inventory	1,629.0	1,884.4
Goodwill	18,994.9	18,629.8
Intangible assets	10,472.5	10,514.2
Other assets	1,811.9	2,469.3
Total Assets	$43,485.8	$43,029.6

Liabilities and Stockholders’ Equity
Accounts payable	$426.0	$588.6
Participants’ share and royalties payable	669.6	867.9
Program rights	939.0	862.4
Current portion of long-term debt	14.8	747.1
Accrued expenses and other current liabilities	2,200.2	2,312.6
Total current liabilities	4,249.6	5,378.6
Long-term debt	7,033.0	7,153.2
Other liabilities	8,954.9	8,759.1
Minority interest	.7	1.7
Stockholders’ equity	23,247.6	21,737.0
Total Liabilities and Stockholders’ Equity	$43,485.8	$43,029.6

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in millions)

	Nine Months Ended September 30,
	2006	2005

Operating activities:
Net earnings	$1,325.5	$2,047.3
Less: Net earnings from discontinued operations	277.6	1,175.9
Net earnings from continuing operations	1,047.9	871.4

Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities:
Depreciation and amortization	326.1	323.7
Stock-based compensation	51.7	13.1
Equity in (earnings) loss of affiliated companies, net of tax	3.1	(13.3)
Distribution from affiliated companies	9.8	4.1
Minority interest, net of tax	.3	.3
Change in assets and liabilities, net of effects of acquisitions	379.9	369.2
Net cash flow from operating activities attributable to discontinued operations	(74.0)	1,391.1
Net cash flow provided by operating activities	1,744.8	2,959.6
Investing activities:
Capital expenditures	(195.7)	(194.8)
Acquisitions, net of cash acquired	(75.3)	(320.8)
Proceeds from sale of Paramount Parks	1,243.2	—
Proceeds from other dispositions	19.7	255.8
Investments in and advances to affiliated companies	(48.6)	(1.6)
Net receipts from Viacom Inc. related to the separation	28.4	—
Other, net	(.8)	—
Net cash flow (used for) provided by investing activities attributable to discontinued operations	(34.5)	4.1
Net cash flow provided by (used for) investing activities	936.4	(257.3)
Financing Activities:
Net (repayments) borrowings of debt, including capital leases	(847.4)	1,009.6
Dividends	(365.8)	(341.7)
Purchase of Company common stock	(6.1)	(3,597.3)
Proceeds from exercise of stock options	58.0	153.0
Other financing activities	1.4	—
Net cash flow used for investing activities attributable to discontinued operations	—	(43.3)
Net cash flow used for financing activities	(1,159.9)	(2,819.7)
Net increase (decrease) in cash and cash equivalents	1,521.3	(117.4)
Cash and cash equivalents at beginning of period	1,655.3	928.2
Cash and cash equivalents at end of period	$3,176.6	$810.8

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in millions)

Operating Income Before Depreciation and Amortization (“OIBDA”)

The following tables set forth the Company’s Operating Income before Depreciation and Amortization for the three and nine months ended September 30, 2006 and 2005.  The Company defines “Operating Income before Depreciation and Amortization” (“OIBDA”) as net earnings adjusted to exclude the following line items presented in its Statements of Operations: Net earnings (loss) from discontinued operations; Minority interest, net of tax; Equity in earnings (loss) of affiliated companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of Total OIBDA to net earnings and OIBDA for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; Dollars in millions)

	Three Months Ended September 30, 2006
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$457.1	$(42.7)	$414.4
Radio	210.2	(8.5)	201.7
Outdoor	142.1	(53.6)	88.5
Publishing	22.7	(2.4)	20.3
Corporate	(41.3)	(2.3)	(43.6)
Residual costs	(34.9)	—	(34.9)
Total	$755.9	$(109.5)	$646.4

	Three Months Ended September 30, 2005
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$421.0	$(45.0)	$376.0
Radio	232.6	(7.4)	225.2
Outdoor	118.2	(52.3)	65.9
Publishing	25.3	(2.0)	23.3
Corporate	(36.3)	(2.2)	(38.5)
Residual costs	(29.7)	—	(29.7)
Total	$731.1	$(108.9)	$622.2

	Three Months Ended September 30,
	2006	2005
Total operating income before depreciation & amortization	$755.9	$731.1
Depreciation and amortization	(109.5)	(108.9)
Operating income	646.4	622.2
Interest expense	(140.1)	(173.7)
Interest income	41.4	5.4
Other items, net	(9.2)	9.4
Earnings before income taxes	538.5	463.3
Provision for income taxes	(208.4)	(210.9)
Equity in earnings (loss) of affiliated companies, net of tax	(6.1)	4.6
Minority interest, net of tax	(.4)	(.1)
Net earnings from continuing operations	323.6	256.9
Net earnings (loss) from discontinued operations	(6.7)	451.6
Net earnings	$316.9	$708.5

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; Dollars in millions)

	Nine Months Ended September 30, 2006
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$1,416.2	$(127.1)	$1,289.1
Radio	608.7	(24.8)	583.9
Outdoor	401.2	(160.3)	240.9
Publishing	39.1	(6.9)	32.2
Corporate	(108.7)	(7.0)	(115.7)
Residual costs	(105.5)	—	(105.5)
Total	$2,251.0	$(326.1)	$1,924.9

	Nine Months Ended September 30, 2005
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$1,380.5	$(128.8)	$1,251.7
Radio	710.3	(22.7)	687.6
Outdoor	322.4	(158.3)	164.1
Publishing	38.5	(6.4)	32.1
Corporate	(82.0)	(7.5)	(89.5)
Residual costs	(89.0)	—	(89.0)
Total	$2,280.7	$(323.7)	$1,957.0

	Nine Months Ended September 30,
	2006	2005
Total operating income before depreciation & amortization	$2,251.0	$2,280.7
Depreciation and amortization	(326.1)	(323.7)
Operating income	1,924.9	1,957.0
Interest expense	(425.2)	(524.6)
Interest income	72.5	11.6
Loss on early extinguishment of debt	(6.0)	—
Other items, net	(27.3)	31.0
Earnings before income taxes	1,538.9	1,475.0
Provision for income taxes	(487.6)	(616.6)
Equity in earnings (loss) of affiliated companies, net of tax	(3.1)	13.3
Minority interest, net of tax	(.3)	(.3)
Net earnings from continuing operations	1,047.9	871.4
Net earnings from discontinued operations	277.6	1,175.9
Net earnings	$1,325.5	$2,047.3

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures and operating cash flow of discontinued operations.  The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures and operating cash flow of discontinued operations from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net cash flow provided by operating activities	$407.3	$1,012.9	$1,744.8	$2,959.6
Less capital expenditures	82.5	71.5	195.7	194.8
Less operating cash flow of discontinued operations	(107.0)	680.1	(74.0)	1,391.1
Free cash flow	$431.8	$261.3	$1,623.1	$1,373.7

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; Dollars in millions)

OIBDA Comparable Analysis

The following table presents a comparison of the Company’s segment OIBDA on an adjusted basis for the three and nine months ended September 30, 2006 and 2005.  The Company also provides a reconciliation of adjusted OIBDA to reported OIBDA included herein.  The Company believes that adjusting its financial results for stock-based compensation expense and one-time items provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended September 30,		Better/	Nine Months Ended September 30,		Better/
	2006	2005	(Worse)%	2006	2005	(Worse)%
Total Company
OIBDA, as reported	$755.9	$731.1	3%	$2,251.0	$2,280.7	(1)%
Stock-based compensation expense	20.9	4.9	n/m	51.7	13.1	n/m
Separation adjustments	—	(5.2)	n/m	—	(15.6)	n/m
UPN shutdown costs	—	—	n/m	24.0	—	n/m
OIBDA, excluding stock-based compensation expense and UPN shutdown costs and including separation adjustments	$776.8	$730.8	6%	$2,326.7	$2,278.2	2%

Television
OIBDA, as reported	$457.1	$421.0	9%	$1,416.2	$1,380.5	3%
Stock-based compensation expense	10.1	2.1	n/m	24.4	5.5	n/m
UPN shutdown costs	—	—	n/m	24.0	—	n/m
OIBDA, excluding stock-based compensation expenseand UPN shutdown costs	$467.2	$423.1	10%	$1,464.6	$1,386.0	6%
Radio
OIBDA, as reported	$210.2	$232.6	(10)%	$608.7	$710.3	(14)%
Stock-based compensation expense	3.8	.7	n/m	9.2	1.8	n/m
OIBDA, excluding stock-based compensation expense	$214.0	$233.3	(8)%	$617.9	$712.1	(13)%
Outdoor
OIBDA, as reported	$142.1	$118.2	20%	$401.2	$322.4	24%
Stock-based compensation expense	1.1	.1	n/m	2.5	.4	n/m
OIBDA, excluding stock-based compensation expense	$143.2	$118.3	21%	$403.7	$322.8	25%
Publishing
OIBDA, as reported	$22.7	$25.3	(10)%	$39.1	$38.5	2%
Stock-based compensation expense	.5	.1	n/m	1.3	.4	n/m
OIBDA, excluding stock-based compensation expense	$23.2	$25.4	(9)%	$40.4	$38.9	4%
Corporate
OIBDA, as reported	$(41.3)	$(36.3)	(14)%	$(108.7)	$(82.0)	(33)%
Stock-based compensation expense	5.4	1.9	n/m	14.3	5.0	n/m
Separation adjustments	—	(5.2)	n/m	—	(15.6)	n/m
OIBDA, excluding stock-based compensation expense and including separation adjustments	$(35.9)	$(39.6)	9%	$(94.4)	$(92.6)	(2)%

n/m – not meaningful

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; all amounts, except per share amounts, are in millions)

2006 Adjusted

The following tables reconcile financial measures excluding stock-based compensation expense and one-time items to reported financial measures included herein.  The Company believes that adjusting its financial results for stock-based compensation expense and one-time items provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended September 30, 2006
	2006 Reported	Stock-Based Compensation	One-Time Items(1)	2006 Adjusted	Increase vs. 2005 Adjusted
Revenues	$3,378.8	$—	$—	$3,378.8	—%
OIBDA	755.9	20.9	—	776.8	6%
Operating income	646.4	20.9	—	667.3	7%
Interest expense	(140.1)	—	—	(140.1)
Interest income	41.4	—	—	41.4
Other items, net	(9.2)	—	—	(9.2)
Earnings before income taxes	538.5	20.9	—	559.4
Provision for income taxes	(208.4)	(8.3)	(3.9)	(220.6)
Equity in loss of affiliated companies, net of tax	(6.1)	—	—	(6.1)
Minority interest, net of tax	(.4)	—	—	(.4)
Net earnings from continuing operations	$323.6	$12.6	$(3.9)	$332.3

Diluted EPS from continuing operations	$.42	$.02	$(.01)	$.43	23%
Diluted weighted average number of common shares outstanding	774.2	774.2	774.2	774.2

	Nine Months Ended September 30, 2006
	2006 Reported	Stock-Based Compensation	One-Time Items(1)	2006 Adjusted	Increase vs. 2005 Adjusted
Revenues	$10,437.3	$—	$—	$10,437.3	1%
OIBDA	2,251.0	51.7	24.0	2,326.7	2%
Operating income	1,924.9	51.7	24.0	2,000.6	2%
Interest expense	(425.2)	—	—	(425.2)
Interest income	72.5	—	—	72.5
Loss on early extinguishment of debt	(6.0)	—	—	(6.0)
Other items, net	(27.3)	—	—	(27.3)
Earnings before income taxes	1,538.9	51.7	24.0	1,614.6
Provision for income taxes	(487.6)	(20.6)	(142.4)	(650.6)
Equity in loss of affiliated companies, net of tax	(3.1)	—	—	(3.1)
Minority interest, net of tax	(.3)	—	—	(.3)
Net earnings from continuing operations	$1,047.9	$31.1	$(118.4)	$960.6

Diluted EPS from continuing operations	$1.36	$.04	$(.15)	$1.25	11%
Diluted weighted average number of common shares outstanding	770.2	770.2	770.2	770.2

(1)          Include tax benefits from the settlement of certain income tax audits of $3.9 million and $132.9 million, respectively, for the three and nine months ended September 30, 2006 and for the nine months, also includes expenses of $24.0 million relating to the UPN shutdown.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; all amounts, except per share amounts, are in millions)

2005 Adjusted

The following tables reconcile financial measures excluding stock-based compensation expense and one-time items to reported financial measures included herein.  The Company believes that adjusting its financial results for stock-based compensation expense and one-time items provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended September 30, 2005
	2005 Reported	Stock-Based Compensation	Separation Adjustments	2005 Adjusted
Revenues	$3,371.9	$—	$—	$3,371.9
OIBDA	731.1	4.9	(5.2)	730.8
Operating income (loss)	622.2	4.9	(5.2)	621.9
Interest expense	(173.7)	—	35.5	(138.2)
Interest income	5.4	—	—	5.4
Other items, net	9.4	—	—	9.4
Earnings before income taxes	463.3	4.9	30.3	498.5
Provision for income taxes	(210.9)	(1.9)	(12.0)	(224.8)
Equity in earnings of affiliated companies, net of tax	4.6	—	—	4.6
Minority interest, net of tax	(.1)	—	—	(.1)
Net earnings from continuing operations	$256.9	$3.0	$18.3	$278.2

Diluted EPS from continuing operations	$.33	$.00	$.02	$.35
Diluted weighted average number of common shares outstanding	789.0	789.0	789.0	789.0

	Nine Months Ended September 30, 2005
	2005 Reported	Stock-Based Compensation	Net Gain on Investments	Separation Adjustments	2005 Adjusted
Revenues	$10,324.1	$—	$—	$—	$10,324.1
OIBDA	2,280.7	13.1	—	(15.6)	2,278.2
Operating income (loss)	1,957.0	13.1	—	(15.6)	1,954.5
Interest expense	(524.6)	—	—	106.4	(418.2)
Interest income	11.6	—	—	—	11.6
Other items, net	31.0	—	(38.1)	—	(7.1)
Earnings before income taxes	1,475.0	13.1	(38.1)	90.8	1,540.8
Provision for income taxes	(616.6)	(5.2)	15.2	(36.2)	(642.8)
Equity in earnings of affiliated companies, net of tax	13.3	—	—	—	13.3
Minority interest, net of tax	(.3)	—	—	—	(.3)
Net earnings from continuing operations	$871.4	$7.9	$(22.9)	$54.6	$911.0

Diluted EPS from continuing operations	$1.08	$.01	$(.03)	$.07	$1.13
Diluted weighted average number of common shares outstanding	803.6	803.6	803.6	803.6	803.6

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; all amounts, except per share amounts, are in millions)

	Twelve Months Ended December 31, 2005
	2005 Reported(a)	Stock-Based Compensation	Impairment Charges	Separation Adjustments		2005 Adjusted
Revenues	$14,113.0	$—	$—	$—		$14,113.0
Operating income (loss)	(6,869.5)	17.6	9,484.4	(10.5	)(1)	2,622.0
Interest expense	(720.5)	—	—	175.7	(2)	(544.8)
Interest income	21.3	—	—	—		21.3
Other items, net	4.3	—	3.3	—		7.6
Earnings (loss) before income taxes	(7,564.4)	17.6	9,487.7	165.2		2,106.1
Provision for income taxes	(794.2)	(7.0)	(25.2)	(65.9	)(3)	(892.3)
Equity in earnings (loss) of affiliated companies, net of tax	(1.5)	—	20.7	—		19.2
Minority interest, net of tax	(.5)	—	—	—		(.5)
Net earnings (loss) from continuing operations	$(8,360.6)	$10.6	$9,483.2	$99.3		$1,232.5

Diluted EPS from continuing operations	$(10.59)	$.01	$12.01	$.13		$1.55
Diluted weighted average number of common shares outstanding	789.7	789.7	789.7	789.7		793.9

Separation adjustments include: (1) additional corporate expenses as a result of the separation; (2) interest savings from lower debt level resulting from the separation; (3) tax effect of adjustments

(a) The reported 2005 numbers exclude Paramount Parks which has been presented as a discontinued operation.